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                                                                    EXHIBIT 10.9

                                RELEASE AGREEMENT

This Release Agreement ("Agreement") is in favor of American Building Control, Inc. f/k/a Ultrak, Inc. ("Company") and executed by Karen Austin ("Employee") (collectively the "parties"). The Effective Date for this Agreement is the date it is executed by Employee.

In exchange for three annual payments by Company to Employee of $42,500 each in 2002, 2003 and 2004 (less any ordinary or required withholdings), Employee agrees to the following warranties, waivers and releases:

         Employee hereby forever waives and releases any and all claims, rights, or remedies, known or unknown, that Employee may have against Company or Related Parties (as defined below) (a) based upon any change of control or alleged change of control of Company, or (b) based upon the application of the change of control provisions in Employee's Employment Agreement, as amended (the "Employment Agreement") (including, without limitation, any rights to compensation triggered by the change of control language in Sections 7 and 8 of the Employment Agreement) and any amendments or modifications thereto. Employee waives any claim that this Agreement was induced by fraud or duress. Employee agrees not to sue or otherwise pursue any legal action for a claim, right or remedy waived and/or released by this Agreement.

         Employee warrants and represents that the foregoing release covers all change-of-control related agreements and liabilities between Employee and Company or Related Parties, and warrants and represents that there is no agreement or other basis for a claim against Company or Related Parties that is nor covered by this Agreement. Employee warrants and represents that Employee has complete ownership of all rights released by this Agreement and Employee has not assigned, granted a lien against, or otherwise encumbered any claim or potential claim released through this Agreement. This Agreement may only be modified, waived, or amended through a writing signed by the parties.

         For purposes of this Agreement only, Related Parties means all officers, directors, shareholders, parents, subsidiaries, affiliates, partners, agents, and employees, past and present, of Company and its predecessors and successors in interest.

         Any payment amount set forth herein shall not be paid to Employee if Employee resigns prior to such payment being made or is terminated for cause prior to such payment being made, but any payment shall be paid if Employee is terminated without cause (as defined in the Employment Agreement), dies, or becomes disabled prior to such a payment being made.

Agreed to as of December 31, 2002



/s/ KAREN AUSTIN
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Signature


Karen Austin
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Printed Name